UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

HOLLY ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2828 N. Harwood St., Suite 1300 Dallas, TX	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On December 1, 2023, pursuant to that certain Agreement and Plan of Merger, dated as of August 15, 2023 (the “Merger Agreement”), by and among Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), HF Sinclair Corporation, a Delaware corporation (“Parent”), Navajo Pipeline Co., L.P., a Delaware limited partnership and an indirect wholly owned subsidiary of Parent (“HoldCo”), Holly Apple Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of HoldCo (“Merger Sub”), HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of the Partnership (“HLH”), and Holly Logistic Services, L.L.C., a Delaware limited liability company and the general partner of HLH (the “General Partner”), Merger Sub merged with and into the Partnership, with the Partnership surviving as an indirect, wholly owned subsidiary of Parent (the “Merger”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), pursuant to the terms of the Merger Agreement, (i) each outstanding common unit representing a limited partner interest in the Partnership (each, a “Partnership Common Unit”), other than Partnership Common Units owned by Parent and its subsidiaries, including HoldCo, was converted into the right to receive: (a) 0.3150 shares of common stock, par value $0.01 per share, of Parent (the “Common Stock”) and (b) $4.00 in cash per Partnership Common Unit, without interest (the “Cash Consideration” and, together with the shares of Common Stock to be issued in the Merger, the “Merger Consideration”) and (ii) each (a) Partnership Service LTIP Award (excluding Director LTIP Awards) and Partnership Performance LTIP Award with a performance period ending in 2024 or beyond was converted (with respect to performance awards, at target levels) into restricted stock units relating to a number of shares of Parent Common Stock, as adjusted by the Equity Award Exchange Ratio; (b) Director LTIP Awards granted prior to the execution of the Merger Agreement and Partnership Performance LTIP Awards with a performance period ending in 2023 vested and converted (with respect to the Partnership Performance LTIP Awards, at actual performance levels) into the right to receive the Merger Consideration and any accrued but unpaid dividend rights on the original award; (c) Director LTIP Awards granted following the execution of the Merger Agreement vested on a pro-rata basis (based on months of service) and converted into the right to receive the Merger Consideration and any accrued dividend rights on the original award; and (d) Partnership Cash Awards were assumed by the Parent on substantially the same terms and conditions as were applicable to the corresponding Partnership Cash Award.

As a result of the Merger, (i) the General Partner’s non-economic general partner interest in the Partnership, (ii) the General Partner’s Special General Partner Interest in the Partnership, and (iii) the Partnership Common Units owned by Parent and its subsidiaries, including HoldCo, were not canceled and were not converted into the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2023, the Partnership, as borrower, Parent, as parent guarantor, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and an issuing bank, and the financial institutions party thereto as lenders entered into that certain Amendment No. 3 to Third Amended and Restated Credit Agreement (the “Amendment”), which amended certain terms of that certain Third Amended and Restated Credit Agreement, dated as of July 27, 2017 by and among the Partnership, as borrower, Wells Fargo, as administrative agent and an issuing bank, and each of the financial institutions party thereto from time to time as lenders (as amended, restated, modified or supplemented from time to time, including without limitation, as amended by the Amendment, the “Credit Agreement”). The Amendment, among other things, (a) provides a guaranty from Parent and terminates all guaranties from subsidiaries of the Partnership (the “Parent Guaranty”), (b) amends the definition of “Investment Grade Rating” in the Credit Agreement to reference the credit rating of Parent’s senior unsecured indebtedness, (c) eliminates the requirement to deliver separate audited and unaudited financial statements for the Partnership and its subsidiaries, such that the Partnership must only provide certain segment-level reporting with any compliance certificate delivered in accordance with the Credit Agreement and (d) amends certain covenants to eliminate certain restrictions on (i) amendments to intercompany contracts, (ii) transactions with Parent and its subsidiaries and (iii) investments in and contributions, dividends, transfers and distributions to Parent and its subsidiaries.

The foregoing descriptions of the Amendment, the Parent Guaranty and the Credit Agreement are summaries only, do not purport to be complete, and are subject to and qualified in their entirety by reference to the full text of the Amendment and the Parent Guaranty, copies of which are attached hereto as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2023, in connection with the completion of the Merger, the Partnership notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger, and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to delist and deregister the Partnership Common Units under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend trading of the Partnership Common Units on the NYSE prior to the opening of trading on December 1, 2023. The Partnership also intends to file a certification on Form 15 under the Exchange Act with the SEC requesting the deregistration of the Partnership Common Units under Section 12(g) of the Exchange Act and suspending the Partnership’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

The information included in the Introductory Note is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, the holders of Partnership Common Units, other than Parent and its subsidiaries, including HoldCo, ceased to have any rights as unitholders of the Partnership, other than the right to receive Merger Consideration, pursuant to the terms of the Merger Agreement to which the holder thereof was entitled upon the surrender of such Partnership Common Units.

The information included in the Introductory Note and Item 3.01 is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the Merger and pursuant to the terms of the Merger Agreement, each of Larry R. Baldwin, Christine B. LaFollette, James H. Lee, Eric L. Mattson, Mark A. Petersen and Michael C. Jennings ceased to serve as directors of the General Partner. The decision of each departing director to resign as a director of the General Partner was not the result of any disagreement with the General Partner or the Partnership relating to the operations, internal controls, policies or practices of the General Partner or the Partnership, and was solely the result of the Merger. Effective as of immediately following the closing of the Merger, each of Timothy Go, Atanas H. Atanasov and Vaishali S. Bhatia became a director of the General Partner.

Effective as of the closing of the Merger and pursuant to the terms of the Merger Agreement, each of Michael C. Jennings (Chief Executive Officer and President) and Kenneth Norwood (Vice President and Controller) ceased to serve as officers of the General Partner. The decision of each departing officer to resign as an officer of the General Partner was not the result of any disagreement with the General Partner or the Partnership relating to the operations, internal controls, policies or practices of the General Partner or the Partnership, and was solely the result of the Merger. Effective as of immediately following the closing of the Merger, each of Timothy Go, Atanas H. Atanasov and Indira Agarwal became officers of the General Partner. Timothy Go became Chief Executive Officer and President, Atanas H. Atanasov became Executive Vice President and Chief Financial Officer and Indira Agarwal became Vice President, Controller and Chief Accounting Officer. Each of the foregoing officers are officers of Parent. The officers will not be separately compensated for their service as officers of the General Partner.

Additionally, in connection with the Merger, Robert I. Jamieson’s title changed from Senior Vice President and Chief Operating Officer to Vice President, Midstream of the General Partner and John Harrison’s title changed from Senior Vice President, Chief Financial Officer and Treasurer to Vice President, Finance, Strategy and Treasurer of the General Partner. Vaishali S. Bhatia will continue to serve as the Executive Vice President, General Counsel and Secretary of the General Partner.

The information included in the Introductory Note is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

2.1¥	Agreement and Plan of Merger, dated August 15, 2023, by and among HF Sinclair Corporation, Navajo Pipeline Co., L.P., Holly Apple Holdings LLC, Holly Energy Partners, L.P., HEP Logistics Holdings, L.P., and Holly Logistic Services, L.L.C. (incorporated by reference herein to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-32225) filed on August 16, 2023).

10.1†	Amendment No. 3 to Third Amended and Restated Credit Agreement dated December 1, 2023, by and among Holly Energy Partners, L.P., as borrower, HF Sinclair Corporation, as parent guarantor, Wells Fargo Bank, National Association, as administrative agent and an issuing bank, and the financial institutions party thereto as lenders.

10.2	Parent Guaranty Agreement dated as of December 1, 2023 by HF Sinclair Corporation, as guarantor, in favor of Wells Fargo Bank, National Association, in its capacity as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

¥

Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

†

Schedules and certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By: HEP LOGISTICS HOLDINGS, L.P. its General Partner

By: HOLLY LOGISTIC SERVICES, L.L.C. its General Partner

Date: December 1, 2023	By:	/s/ Atanas H. Atanasov
	Name:	Atanas H. Atanasov
	Title:	Executive Vice President and Chief Financial Officer